Vintage Mutual Funds, Inc. - Vintage Technology Fund
PRE14A - Preliminary PROXY MATERIALS filed 12/18/01
As filed with the Securities and Exchange
Commission on December 18, 2001

PROXY STATEMENT PURSUANT
TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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VINTAGE MUTUAL FUNDS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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December 12, 2001

Dear Vintage Technology Fund Shareholder:

On November 28, 2001, the Board of Directors of the Vintage Mutual Funds, Inc. unanimously determined that an orderly liquidation and termination of the Vintage Technology Fund is in the best interests of the Fund and its shareholders. In making their determination, the Board noted that since its inception on October 16, 2000, the Fund has had difficulty attracting and retaining assets. The inability to build assets has been primarily due to the unprecedented decline in the technology sector since the Fund's inception and to the decline in the value of the Fund's investments.

As of November 30, 2001, the Fund's net assets were $3,409,894. Because the Fund has not been able to reach or maintain a higher asset level, the operating expense ratio for the Fund before fee waivers has remained very high. As of November 30, 2001 the Fund's operating expense ratio before fee waivers was 2.70%. (Actual fees have been capped at 1.75% through voluntary fee waivers and expense reimbursements by the Investment Adviser.) Fund management does not foresee the likelihood of attracting and retaining sufficient assets to significantly decrease the Fund's expense ratio in the foreseeable future.

The Board has filed a preliminary proxy statement with the Securities and Exchange Commission asking shareholders to approve the orderly liquidation of the Fund at a meeting on January 17, 2002. If the Plan of Liquidation and Termination is approved, the Fund's assets will be distributed in cash to shareholders as soon as practicable after that date. Your AMCORE/IMG investment professional is prepared to assist you in planning to reinvest your Vintage Technology Fund distribution when the Fund is liquidated. Whether you choose to remain invested in the technology sector or to change your investment allocation, we can help you to identify a suitable alternative.

It is expected that a definitive proxy statement will be sent to all shareholders during the week of December 17th. We urge you to review carefully the proxy statement when it becomes available because it contains important information. The proxy statement will be mailed to you free of charge and you may obtain other copies of the materials for free at the Securities and Exchange Commission web site, www.sec.gov.

If you have any questions, please call your AMCORE/IMG investment professional, or contact the Vintage Funds directly at (800) 438-6375.

Sincerely,

David W. Miles, President
Vintage Mutual Funds, Inc.

FOR INTERNAL USE ONLY

December 12, 2001

To All AMCORE Employees:

On November 28, 2001, the Board of Directors of the Vintage Mutual Funds, Inc. unanimously determined that an orderly liquidation and termination of the Vintage Technology Fund is in the best interests of the Fund and its shareholders. A shareholder vote has been scheduled to consider this recommendation on January 17, 2002.

In making their determination, the Board noted that since its inception on October 16, 2000, the Fund has had difficulty attracting and retaining assets. The inability to build assets has been primarily due to the unprecedented decline in the technology sector since the Fund's inception and to the decline in the value of the Fund's investments. (It is worth noting that 20 technology funds have been merged or liquidated already this year.)

As of November 30, 2001, the Fund's net assets were $3,409,894. Because the Fund has not been able to reach or maintain a higher asset level, the operating expense ratio for the Fund before fee waivers has remained very high. As of November 30, 2001 the Fund's operating expense ratio before fee waivers was 2.70%. (Actual fees have been capped at 1.75% through voluntary fee waivers and expense reimbursements by IMG.) Fund management does not foresee the likelihood of attracting and retaining sufficient assets to significantly decrease the Fund's expense ratio in the foreseeable future.

We know that many of you have invested in the Technology Fund, either through the AMCORE Financial Security Plan or directly. It is expected that a definitive proxy statement will be sent to all shareholders next week. Also next week, IMG will present suitable alternatives for the Technology Fund to the AMCORE Financial Security Plan Committee.

As always, you can change your investments in the Vintage Funds and/or the Financial Security Plan at any time. However, neither you nor your clients need to take any immediate action, because the earliest time any required distribution would be made from the Technology Fund would be after January 17, 2002. All Vintage Technology shareholders will receive information regarding their future investment alternatives before any investment decisions need to be made.

By December 21st all AMCORE/IMG investment professionals will be ready to assist employees and other shareholders to select an investment alternative for their Vintage Technology Fund distribution. Whether you choose to remain invested in the technology sector or to change your investment allocation, we will be ready to help you to identify a suitable alternative, when the time comes.

As of today, December 12, 2001, the Vintage Technology Fund is no longer accepting new shareholder accounts. However, existing shareholders may continue to add to their Technology Fund accounts through the Financial Security Plan or otherwise until the Fund is terminated. Any liquidation requests will be handled in the normal course of business.

If you have any questions, please do not hesitate to call me, Jay Evans, or Julie O'Rourke. Late next week our registered representatives and Expert Staff will be able to discuss more fully the options going forward.

Sincerely,

David W. Miles, President
President & CEO, AMCORE Investment Group, N.A.

FOR INTERNAL USE ONLY

December 20, 2001

Dear Vintage Funds Shareholder:

I am writing to ask for your vote at a Special Meeting of Shareholders on January 17, 2002 on a critical question that affects your investment in the Vintage Technology Fund (the "Fund").

The purpose of this meeting is to consider a proposal to liquidate and terminate the Vintage Technology Fund. The Board of Directors strongly urges you to approve the proposal.

On November 28, 2001, the Board of Directors unanimously determined that an orderly liquidation of the Fund is in the best interests of the Fund and its shareholders. In making their determination, the Board noted that since its inception on October 16, 2000, the Fund has had difficulty attracting and retaining net assets. The inability to build net assets has been primarily due to the unprecedented decline in the technology sector since the Fund's inception and to the decline in the value of the Fund's investments.

As of November 30, 2001, the Fund's net assets were$3,409,894.02. Because the Fund has not been able to reach or maintain a higher net asset level, the operating expense ratio for the Fund before fee waivers has remained very high. As of November 30, 2001 the Fund's operating expense ratio before fee waivers was 2.70%. Fund management does not foresee the likelihood of attracting and retaining sufficient assets to significantly decrease the Fund's expense ratio in the foreseeable future.

If the Plan of Liquidation and Termination is approved, the Fund's assets will be distributed in cash to shareholders as soon as practicable after January 17, 2002. Your AMCORE/IMG investment professional is prepared to assist you in the selection of a new investment for your Vintage Technology Fund distribution. Whether you choose to remain invested in the technology sector or to change your investment allocation, we can help you to identify a suitable alternative.

Detailed information about the proposed transaction is contained in the enclosed Proxy Statement. The enclosed proxy card is, in essence, a ballot. It tells us how to vote on your behalf on important issues relating to the Fund. If you complete and sign the proxy, we will vote it exactly as you tell us. If you simply sign the proxy card, we will vote it according to the Board's recommendation. We urge you to review carefully the Proxy Statement, fill out your proxy card, and return it to us. A self-addressed, postage-paid envelope has been enclosed for your convenience. It is very important that you vote and that your voting instructions be received no later than 10:00 a.m. on January 17, 2002.

If you wish to review the Vintage Mutual Funds, Inc. annual report for the fiscal year ended March 31, 2001 you may connect to www.VintageFunds.com or call for a written copy. If you have any questions, please call your AMCORE/IMG investment professional, or contact the Vintage Funds directly at (800) 438-6375.

Sincerely,

David W. Miles, President
Vintage Mutual Funds, Inc.

VINTAGE TECHNOLOGY FUND
VINTAGE MUTUAL FUNDS, INC.
2203 GRAND AVENUE
DES MOINES, IOWA 50312

NOTICE OF SPECIAL MEETING OF SHAREHOLDER
To be held on January 17, 2002

TO THE SHAREHOLDERS OF VINTAGE TECHNOLOGY FUND:

Notice is hereby given that a Special Meeting of Shareholders (the ''Meeting'') of Vintage Technology Fund (the "Fund"), a series of the Vintage Mutual Funds, Inc. (the "Company") will be held at AMCORE Bank, 501 7th Street, Rockford, Illinois at 10:00 a.m., Rockford time, for the following purposes:

(1)To consider and vote on a Plan of Liquidation and Termination (the "Plan") providing for the liquidation and termination of the Fund adopted by the Board of Directors of the Fund; and

(2)To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has unanimously determined that a complete liquidation and termination of the Fund in accordance with the terms of the Plan is advisable and in the best interests of the Fund and its shareholders. The Board of Directors strongly urges you to approve the Plan. Subject to receipt of the requisite shareholder approval and the satisfactory resolution of any and all claims pending against the Fund and its Board of Directors, shareholders remaining in the Fund will receive a liquidation distribution, in cash, as soon as reasonably practicable.

The Board of Directors fixed the close of business on December 14, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

You are cordially invited to attend the Meeting. Shareholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.

If you have any questions regarding the enclosed proxy material or need assistance in voting your shares please contact Mary Dotterer at (515) 440-1990.

By Order of the Board of Directors

Rockford, Illinois
Dated: December 20, 2001

YOUR VOTE IS IMPORTANT - Please execute and return the enclosed proxy card promptly, whether or not you plan to attend the Special Meeting of Shareholders of Vintage Technology Fund.

VINTAGE TECHNOLOGY FUND
VINTAGE MUTUAL FUNDS, INC.
2203 GRAND AVENUE
DES MOINES, IOWA 50312

Special Meeting of Shareholders
Vintage Technology Fund
January 17, 2002

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Vintage Mutual Funds, Inc., a Maryland corporation (the "Company") for the Vintage Technology Fund (the ''Fund''), a separate series of the Company, to be voted at the Special Meeting of Shareholders of the Fund and at any adjournments thereof (the ''Meeting'') to be held at the offices of AMCORE Bank, 501 7th Street, Rockford, Illinois on Thursday, January 17, 2002 at 10:00 A.M., Rockford time. The approximate mailing date of this Proxy Statement is December 20, 2001.

The purpose of the Meeting is to consider a proposal to liquidate and terminate the Fund as set forth in the Plan of Liquidation and Termination (the ''Plan'') adopted by the Board of Directors of the Fund on November 28, 2001. All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted FOR approval of the Plan. Any proxy may be revoked at any time prior to the exercise thereof by giving written notice to the Secretary of the Fund at the Fund's address indicated above or by voting in person at the Meeting.

The Board of Directors fixed the close of business on December 14, 2001 as the record date (the ''Record Date'') for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Shareholders on the Record Date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of the Record Date, the Fund had outstanding 1,159,753.473 shares of Common Stock. To the knowledge of the Fund, as of the Record Date, no person is the beneficial owner of more than five percent of the Fund's outstanding shares of Common Stock.

The Fund is classified as a non-diversified, open-end management investment company which operates as a separate series of the Company. The Fund commenced operations on October 16, 2000 with the objective of long-term capital growth. The Fund's investments have been managed by Investors Management Group, LTD. (the ''Investment Adviser''), located at 2203 Grand Avenue, Des Moines, Iowa 50312, since the Fund's inception. As of December 2001, the Investment Adviser and its affiliates had over $4 billion in assets under management. The Fund's distributor is BISYS Fund Services Limited Partnership.

PROPOSAL TO LIQUIDATE AND TERMINATE THE FUND

Background

The Fund commenced operations on October 16, 2000 and has had difficulty since that time attracting and retaining assets. When the Fund commenced operations, it had net assets of $1,801,769.25, and at November 30, 2001, its net assets were $3,409,894.02. The inability to build net assets was primarily due to the overall decline in the technology sector of the securities markets during the time from inception and specifically the decline in the value of the Fund's investments. Because the Fund has not been able to reach or maintain a higher net asset level, the operating expense ratio for the Fund's shares before fee waivers has remained very high. As of November 30, 2001 the Fund's operating expense ratio for its shares before fee waivers was 2.70%, which has been voluntarily capped by the Investment Adviser at 1.75%. Fund management does not foresee the likelihood of attracting and retaining sufficient assets to result in a significant decrease in these operating expense ratios.

Based upon the foregoing considerations, on November 28, 2001, the Board of Directors approved the orderly liquidation and termination of the Fund based on the Board's determination that such action is advisable and in the best interests of the Fund and its shareholders. On that date, the Board of Directors, including all of the Directors who are not ''interested persons'' of the Fund (as that term is defined in the Investment Company Act of 1940, as amended (the ''Investment Company Act'')), also adopted the Plan and directed that the Plan be submitted for consideration by the Fund's shareholders. A copy of the Plan is attached hereto as Exhibit A.

If (a) the Plan is approved by the requisite shareholder vote and (b) any claims pending against the Fund or the Board of Directors prior to the effective date of the Plan are satisfactorily resolved in the sole discretion of the Board of Directors, the Fund's assets will be liquidated at market prices and on such terms and conditions as determined to be reasonable and in the best interests of the Fund and its shareholders in light of the circumstances in which they are sold. As of the date of this Proxy Statement, there are no claims pending against the Fund or its Board of Directors. Prior to shareholder approval of the Plan, the Fund will continue to invest its assets in accordance with its current investment objective and policies. Shareholders will receive, after payment or the provision for payment of the liabilities of the Fund, their proportionate cash interest of the net distributable assets of the Fund upon liquidation and termination, at such times and in such manner as the Board of Directors considers appropriate. All shareholders will have the opportunity to exchange their shares for shares of another Vintage mutual fund prior to the date of liquidation with no additional sales charges.

Neither the adoption of the Plan by the Directors or shareholders, nor any of the transactions contemplated by the Plan, will affect a shareholder's right to redeem shares. The Fund will continue to honor all redemption requests in accordance with its current Prospectus. Accordingly, shareholders are not required to wait for the Plan to be approved or for the Fund to be liquidated to redeem their shares. However, the Fund will not accept any additional investments in the Fund from new or existing shareholders. Shares will be issued for the reinvestment of dividends and capital gains distributions, if any, on outstanding shares.

Under Maryland law and pursuant to the Fund's Articles of Incorporation and Bylaws, the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Fund entitled to vote thereon, with all shares voting as a single class, is needed to approve the Plan. For purposes of the vote on the Plan, abstentions and broker non-votes will have the same effect as a vote against the Plan, but will be counted toward the presence of a quorum. In the event that a majority of the outstanding shares of capital stock of the Fund are not voted in favor of the Plan, with the result that the Plan is not approved, the Fund will continue to exist as a separate series of the Company and operate as non-diversified, open-end management investment company in accordance with its stated investment objective and policies. In the event the Plan is not approved, the Board of Directors presently intends to meet to consider what, if any, steps to take in the best interests of the Fund and its shareholders including the possibility of resubmitting the Plan or another plan of liquidation and termination to shareholders for future consideration.

Summary of Plan of Liquidation and Termination

The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan which is attached hereto as Exhibit A. Shareholders are urged to read the Plan in its entirety.

Effective Date of the Plan and Cessation of the Fund's Activities as an Investment Company The Plan will become effective only upon (a) its adoption and approval by the holders of a majority of the outstanding shares of the Fund and (b) the satisfactory resolution in the sole discretion of the Board of Directors of any and all claims pending against the Fund and its Board of Directors (the ''Effective Date''). Following these two events, the Fund (i) will cease to invest its assets in accordance with its investment objective and, to the extent necessary, will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash or cash equivalents, provided, however, that after the event in clause (a) the Board of Directors may authorize the commencement of the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars, (ii) will not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and (iii) will terminate in accordance with the Plan (see Sections 1, 2-3 and 5 of the Plan, attached hereto as Exhibit A). The Fund will, nonetheless, continue to meet the source of income, asset diversification and distribution requirements applicable to regulated investment companies through the last day of its final taxable year ending on liquidation.

Closing of Books and Restriction on Transfer of Shares

The proportionate interests of shareholders in the assets of the Fund will be fixed on the basis of their holdings on the Effective Date. On such date, the books of the Fund will be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect for any reason under the laws of the State of Maryland or is otherwise terminated, the shareholders' respective interests in the Fund's assets shall not be transferable (see Section 4 of the Plan).

Liquidation Distributions

Pursuant to the Plan, upon the liquidation of the Fund's assets as described above, the proceeds of the sale or other disposition of such assets remaining after paying or providing for payment of the liabilities of the Fund, will be distributed to the shareholders of the Fund in one or more payments.

Each shareholder will receive liquidating distributions equal to the shareholder's proportionate interest in the net assets of the Fund at such times and in such manner as the Directors of the Fund consider appropriate. The transfer agent is BISYS Fund Services, Inc., located at 3435 Stelzer Road, Columbus, Ohio 43219. The transfer agent can be reached at (800) 438-6375. All shareholders will receive information concerning the sources of the liquidating distribution which may be relevant for their personal tax purposes (see Section 7 of the Plan).

Expenses of Liquidation and Termination

All of the expenses incurred by the Fund in carrying out the Plan will be borne by the Fund's Investment Adviser (see Section 8 of the Plan).

Amendments to the Plan

The Plan provides that the Board of Directors has the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan at any time without shareholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its shareholders, as may be necessary or appropriate to effect the marshaling of Fund assets and the termination, complete liquidation and termination of the existence of the Fund, and the distribution of its net assets to shareholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. In addition, the Board of Directors may terminate the Plan, before or after shareholder approval, if the Board of Directors determines that such termination would be advisable and in the best interests of the Fund and its shareholders (see Sections 9 and 10 of the Plan). However, it is the Board of Directors' current intention to liquidate and terminate the Fund as soon as practicable following shareholder approval of the Plan.

Filings

Pursuant to the Plan, the Fund will make all filings with, and obtain all approvals of, governmental authorities as may be required in connection with the Plan or the termination of the Fund generally including, without limitation, the U.S. Securities and Exchange Commission and the State of Maryland or any agency thereof.

Distribution Amounts

The Fund's net asset value on the record date December 14, 2001 was $2.94 per share with 1,159,753.473 shares outstanding. The amounts to be distributed to shareholders of the Fund upon liquidation will be reduced by the expenses of the Fund in connection with the liquidation not otherwise paid by the Investment Adviser and portfolio transaction costs. Liquidation expenses are estimated to be approximately $19,950. Portfolio transaction costs (including amounts allocated for dealer markup on securities traded over the counter) are estimated to be approximately $3,000, although actual portfolio transaction costs will depend upon the composition of the portfolio and the timing of the sale of portfolio securities. Actual liquidation expenses and portfolio transaction costs may vary.

General United States Federal Income Tax Consequences

The following is only a general summary of the United States Federal income tax consequences of the Plan. Shareholders should consult with their own tax advisers for advice regarding the application of current United States Federal income tax law to their particular situation and with respect to state, local and other tax consequences of the Plan.

The liquidating distributions received by a shareholder will be treated for Federal income tax purposes as full payment in exchange for the shareholder's shares. Thus, a shareholder who is a United States resident or citizen will be taxed only to the extent the amount of the balance of the distribution exceeds his or her basis in such shares; if the amount received is less than his or her basis, the shareholder will realize a loss. The shareholder's gain or loss will be a short or long capital gain or capital loss depending on their holding period if such shares are held as capital assets. It is expected that most if not all shareholders will realize a capital loss, based on the current net asset value of the Fund.

Corporate shareholders should note that there is no preferential Federal income tax rate applicable to capital gains for corporations under the Code. Accordingly, all income recognized by a corporate shareholder pursuant to the liquidation of the Fund, will be subject to tax at the same Federal income tax rate.

A liquidating distribution, to the extent it is composed of net investment company taxable income and capital gains net income, if any, will be taxable to the shareholders as ordinary income or as capital gains income, respectively. To the extent that any portion of the liquidating distribution is paid from the Fund's current or accumulated earnings and profits, the distribution will be taxable to shareholders as an ordinary income dividend or, if paid from net capital gains, a capital gain dividend. Shareholders will be notified of their respective shares of ordinary and capital gain dividends for the Fund's final fiscal year in normal tax-reporting fashion. Amounts included in income as dividends will increase a shareholder's adjusted tax basis in the shareholder's shares for purposes of computing a gain or loss on the receipt of the liquidating distribution.

Under certain provisions of the Code, some shareholders may be subject to a 31% withholding tax on the liquidating distribution (''backup withholding''). Generally, shareholders subject to backup withholding will be those for whom no taxpayer identification number is on file with the Fund or who, to the Fund's knowledge, have furnished an incorrect number.

Appraisal Rights

Shareholders will not be entitled to appraisal rights in connection with the Plan (see Section 13 of the Plan).

Voting Information

Approval of the Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Fund, voting together as a single class. Unless a contrary specification is made, the accompanying proxy will be voted FOR approval of the Plan.

Stock Ownership of Directors and Officers

At the Record Date, none of the Directors and Officers beneficially owned any shares of Common Stock of the Fund except as set forth in the table below:

Name of Director	Position with	Shares Beneficially	Percent of

or Officer	the Fund	Owned	Shares Owned
Patricia Bonavia	Vice President	3,724.218	0.32%
Jay Evans	Vice President	2,530.693	0.22%
Annalu Farber	Director	2,353.751	0.20%
Fred Lorber	Director	4,287.408	0.37%
David Miles	President	27,974.366	2.41%
Edward Stanek	Director	2,352.793	0.20%

All Directors and Officers as a group own 3.73%

The Board of Directors Unanimously Recommends that Shareholders Vote ''For'' the Proposed Plan of Liquidation and Termination.

ADDITIONAL INFORMATION

The administrative, legal and accounting expenses of preparation, printing and mailing of the enclosed form of proxy and this Notice and Proxy Statement will be borne by the Fund's Investment Adviser. The Adviser will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund.

In order to obtain the necessary quorum at the Meeting, supplementary solicitation may be made by mail, telephone, telegraph, or personal interview. It is anticipated that the cost of such supplementary solicitation, if any, will be nominal.

Approval of the proposed Plan requires the affirmative vote of at least a majority of the outstanding shares of capital stock of the Fund, voting together as a single class, cast, in person or by proxy, at a meeting at which a quorum is present. The holders of a majority of the Fund's outstanding common stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business at the Meeting. In the event that the necessary quorum to transact business is not obtained at the Meeting, or in the event the necessary quorum is obtained but the vote required to approve the Plan is not obtained, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law, to permit further solicitation of proxies with respect to such proposal. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Meeting. If the necessary quorum is not obtained, the persons named as proxies will vote in favor of adjournment. If the necessary quorum is obtained, but the vote required to approve the Plan is not obtained, the persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Plan and will vote against any such adjournment those proxies to be voted against the Plan. If the Plan is not approved, the cost and expense of further solicitations of proxies for subsequent meetings of shareholders that might be scheduled to approve the Plan will be borne solely by the Fund.

The Fund expects that broker-dealer firms holding shares of the Fund in ''street name'' for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on the proposal before the Meeting. The Fund understands that, under the rules of the New York Stock Exchange, such broker-dealers may not grant authority to the proxies designated by the Fund to vote on the proposal to be considered at the Meeting if no instructions from such customers and clients have been received prior to the date specified in the broker-dealer firm's request for voting instructions.

The shares as to which the proxies so designated are granted authority by broker-dealer firms to vote on the proposal to be considered at the Meeting, the shares as to which broker-dealer firms have declined to vote (''broker non-votes''), as well as the shares as to which proxies are returned by record shareholders but which are marked ''abstain'' on any item will be included in the Fund's tabulation of the total number of votes present for purposes of determining whether the necessary quorum of shareholders exists. However, abstentions and broker non-votes will not be counted as votes cast. Therefore, abstentions and broker non-votes will have the same effect as votes against the proposal, although they will count toward the presence of a quorum.

Management knows of no other matters to be presented at the special meeting. However, if other matters are presented for a vote at the meeting or any adjournments thereof, the proxy holders will vote the shares represented by properly executed proxies according to their judgment on those matters.

IRA Accounts

If you own shares in the Vintage Technology Fund under an Individual Retirement Account (IRA), please contact the IRA custodian to plan for the termination of the Fund and the reinvestment or transfer of the liquidation proceeds. For some shareholders, the IRA custodian will be AMCORE Bank, telephone (888) 426-2673, Option 2 and for others the Custodian will be Huntington Bank, telephone (800) 410-3337. It is not believed that other IRA custodians hold shares of the Vintage Technology Fund for any shareholder, however, in any event, please refer to your account information to determine which custodian to contact.

In contacting your custodian your options include (i) reinvestment of the proceeds in another Vintage Mutual Fund, (ii) a rollover of the IRA to another existing or newly established IRA with a different custodian and reinvested, or (iii) a taxable distribution of the proceeds to you subject to penalties. In some instances, if you fail to make arrangements with the IRA custodian, the IRA Custodian may terminate your IRA and distribute the proceeds to you in a taxable distribution, subject to the withholding penalties. These penalties and taxes can be substantial. Consequently, it is very important that you contact your IRA custodian and your tax adviser for specific advice about your choices and their consequences. If you would like to discuss reinvestment options, please contact your AMCORE investment professional or contact the Vintage Funds directly at (800) 438-6375.

Retirement Plans

If you own shares in the Vintage Technology Fund through an ERISA plan, your plan administrator will contact you to discuss arrangements to select another investment option or to reallocate your contributions.

Annual Report Delivery

The Fund has previously furnished to shareholders, but will furnish again, without charge, a copy of its annual report for the fiscal year ended March 31, 2001 to any shareholder upon request. Such requests should be directed by mail to BISYS Fund Services Limited Partnership, 3435 Stelzer Road, Columbus, Ohio 43219 or by telephone to (800) 438-6375.

By Order of the Board of Directors

Mary Dotterer, Secretary

Dated: December 20, 2001

Exhibit A

PLAN OF LIQUIDATION AND TERMINATION

The following Plan of Liquidation and Termination (the ''Plan'') of Vintage Technology Fund (the ''Fund''), a separate series of Vintage Mutual Funds. Inc. a corporation organized and existing under the laws of the State of Maryland, is intended to accomplish the complete liquidation and termination of the Fund.

WHEREAS, the Fund's Board of Directors has deemed that in its judgment it is advisable and in the best interests of the Fund and its shareholders to liquidate and terminate the Fund and at a meeting of the Board of Directors held on November 28, 2001 has considered and adopted this Plan as the method of liquidating and terminating the Fund and has directed that this Plan be submitted to shareholders of the Fund for approval;

NOW, THEREFORE, the liquidation and termination of the Fund shall be carried out in the manner hereinafter set forth:

1.Effective Date of Plan. The Plan shall be and become effective only upon (a) the adoption and approval of the Plan at a meeting of shareholders called for the purpose of voting upon the Plan by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Fund, and (b) the satisfactory resolution in the sole discretion of the Board of Directors of any and all claims pending against the Fund and/or its Board of Directors. The date of such adoption and approval of the Plan by shareholders and resolution of all pending claims, if any, is hereinafter called the ''Effective Date.''

2.Termination. As promptly as practicable, consistent with the provisions of the Plan, the Fund shall be terminated in accordance with the laws of the State of Maryland and the Fund's Articles of Incorporation.

3.Cessation of Business. After the Effective Date of the Plan, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and will terminate in accordance with the Plan.

4.Restriction of Transfer and Redemption of Shares. The proportionate interests of shareholders in the assets of the Fund shall be fixed on the basis of their respective stockholdings at the close of business on the Effective Date. On the Effective Date, the books of the Fund shall be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect for any reason or is otherwise terminated, the shareholders' respective interests in the Fund's assets shall not be transferable.

5.Liquidation of Assets. After the event in clause (a) in Section 1 hereof, the Board of Directors may authorize the commencement of the sale of the assets of the Fund and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars. As soon as is reasonable and practicable after the Effective Date of the Plan, or as soon thereafter as practicable depending on market conditions and consistent with the terms of the Plan, all portfolio securities of the Fund not already converted to U.S. cash or U.S. cash equivalents shall be converted to U.S. cash or U.S. cash equivalents.

6.Payments of Debts. As soon as practicable after the Effective Date of the Plan, the Fund shall determine and shall pay, or set aside in U.S. cash or U.S. cash equivalents, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided for in Section 7, below.

7.Liquidating Distributions. Upon the liquidation of the Fund's assets as aforesaid, the proceeds of the sale or other disposition of such assets remaining after paying or providing for payment of the liabilities of the Fund, will be distributed to the shareholders of the Fund in one or more payments. Each shareholder of the Fund will receive liquidating distributions equal to the shareholder's proportionate interest in the net assets of the Fund at such times and in such manner as the Directors of the Fund consider appropriate. All shareholders will receive information concerning the sources of the liquidating distribution.

8.Expenses of the Liquidation and Termination. The Fund's Investment Adviser shall bear all of the expenses incurred in carrying out this Plan including, but not limited to, all printing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of shareholders whether or not the liquidation contemplated by this Plan is effected.

9.Power of Board of Directors. The Board of Directors and, subject to the direction of the Board of Directors, the Fund's officers shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the Investment Company Act or any other applicable laws.

10.Amendment or Abandonment of Plan. The Board of Directors shall have the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan at any time without shareholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its shareholders, as may be necessary or appropriate to effect the marshaling of Fund assets and the termination, complete liquidation and termination of the existence of the Fund, and the distribution of its net assets to shareholders in accordance with the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and in the judgment of the Board of Directors will materially and adversely affect the interests of the Fund's shareholders, such variation or amendment will be submitted to the Fund's shareholders for approval. In addition, the Board of Directors may terminate this Plan, before or after shareholder approval, if it determines that termination would be advisable and in the best interests of the Fund and its shareholders.

11.The Fund will make all filings, notices and declarations with, and will obtain all such consents, approvals or authorizations of, all governmental authorities as may be required in connection with the Plan or the termination of the Fund generally including, without limitation, the Securities and Exchange Commission and the State of Maryland or any agency thereof.

12.Power of the Directors. Implementation of this Plan shall be under the direction of the Board of Directors, who shall have full authority to carry out the provisions of this Plan or such other actions as they deem appropriate without further shareholder action.

13.Appraisal Rights. Shareholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

14.The Plan shall be governed and construed in accordance with the laws of the State of Maryland.

PROXY

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints David W. Miles and Jay Evans as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of Vintage Technology Fund, a separate series of the Vintage Mutual Funds, Inc. (the "Fund") held of record by the undersigned on December 14, 2001 at the Special Meeting of shareholders of the Fund to be held on January 17, 2002 or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Item 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.

1.To approve the liquidation and termination of the Fund, as set forth in the Plan of Liquidation and Termination adopted by the Board of Directors of the Fund.

2.In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournment thereof.

FOR	[ ]	AGAINST	[ ]	ABSTAIN	[ ]

Dated: ______________________________________

x___________________________________________
Signature

x___________________________________________
Signature, if held jointly

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

Please mark boxes [ ] or [X] in blue or black ink.

Sign, date and return this proxy card promptly using the enclosed envelope.